UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

____________

FORM 8-K/A

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) June 10, 2019

Blockchain Solutions, Inc.

(Exact name of registrant as specified in its charter)

Nevada	000-55340	46-5546647
(State of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

319 Clematis Street, Suite 714, West Palm Beach, FL 33401

(Address of principal executive offices, including zip code)

(561) 249-6511

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

࿶ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

࿶ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

࿶ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

࿶ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☑

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Explanatory Note

On February 20, 2019, BlockChain Solutions, Inc. (the “Company”) filed a Form 8-K (the “Original Form 8-K”) reporting under Item 4.01 the resignation of Sadler Gibb and Associates, LLC, as our independent registered public accounting firm, effective on February 13, 2019. This Amendment No. 1 amends the Original Form 8-K to disclose the engagement of Prager Metis, CPA’s LLC. Except as specifically stated in this Explanatory Note, this Amendment No. 1 does not modify or update the Original Form 8-K or the disclosures set forth therein or otherwise reflect events occurring after the filing thereof.

Item 4.01 Change in Registrant’s Certifying Accountant

On June 10, 2019, the Board of Directors of the Company resolved to engage the independent registered public accounting firm of Prager Metis CPAs, LLC ("Prager"), the Company's new independent registered public accountants, which appointment Prager has accepted.

During the two most recent fiscal years and the interim period preceding the engagement of Prager, the Company has not consulted with Prager regarding either: (i) the application of accounting principles, (ii) the type of audit opinion that might be rendered by Prager or (iii) any other matter that was the subject of disagreement between the Company and its former auditor as described in Item 304(a)(1)(iv), or a reportable event as described in paragraph 304(a)(1)(v), of Regulation S-K.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Blockchain Solutions, Inc.

/s/ Barry Hollander
Barry Hollander
Chief Executive Officer
Date: July 1, 2019